                                                                    EXHIBIT 99.7

                            LIBERTY MEDIA CORPORATION

                     [FORM OF NOMINEE HOLDER CERTIFICATION]

                  The undersigned, a bank, broker, trustee, depositary or other nominee of rights ("Rights") to purchase shares of Series A common stock, par value $0.01 per share ("Series A Common Stock"), of Liberty Media Corporation (the "Company") pursuant to the rights offering described and provided for in the Company's prospectus dated October __, 2002 (the "Prospectus"), hereby certifies to the Company and to EquiServe Trust Company, N.A., as subscription agent for the rights offering, that (1) the undersigned has exercised the number of Rights specified below pursuant to the basic subscription privilege (as described in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Series A Common Stock pursuant to the oversubscription privilege (as described in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding oversubscription privilege (without identifying any such beneficial owner) and (2) each such beneficial owner's basic subscription privilege has been exercised in full if it is exercising its oversubscription privilege:

                                                                  RIGHTS EXERCISED             NUMBER OF SHARES
          NUMBER OF SERIES A         NUMBER OF SERIES B           PURSUANT TO BASIC         SUBSCRIBED FOR PURSUANT
         SHARES OWNED ON THE         SHARES OWNED ON THE            SUBSCRIPTION              TO OVERSUBSCRIPTION
                RECORD                     RECORD                     PRIVILEGE                    PRIVILEGE

1.
        -----------------------     ----------------------      ----------------------     --------------------------
2.
        -----------------------     ----------------------      ----------------------     --------------------------
3.
        -----------------------     ----------------------      ----------------------     --------------------------
4.
        -----------------------     ----------------------      ----------------------     --------------------------
5.
        -----------------------     ----------------------      ----------------------     --------------------------
6.
        -----------------------     ----------------------      ----------------------     --------------------------
7.
        -----------------------     ----------------------      ----------------------     --------------------------
8.
        -----------------------     ----------------------      ----------------------     --------------------------

Provide the following information if applicable:

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Depository Trust Company ("DTC")
Participant Number

PARTICIPANT

By:
     -------------------------------
     Name:
     Title:

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DTC Basic Subscription Confirmation Number(s)